UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Paycheck Protection Program Loan

On April 13, 2020, LiveXLive Media, Inc. (the “Company”) received the proceeds from a loan in the amount of approximately $2.0 million (the “PPP Loan”) from MidFirst Bank, as lender, pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 13, 2022 and bears interest at a rate of 1% per annum. Commencing in November 2020, the Company is required to pay the lender equal monthly payments of principal and interest as required to fully amortize by the maturity date the principal amount outstanding on the PPP Loan as of such date. The PPP Loan is evidenced by a promissory note, dated as of April 13, 2020 (the “Note”), which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The PPP Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

All or a portion of the PPP Loan may be forgiven by the U.S. Small Business Administration (“SBA”) upon application by the Company beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight week period beginning on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 25% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25% on the terms and the dates as provided in the CARES Act. In the event the PPP Loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal. While the Company intends to apply for the forgiveness of the PPP Loan, there is no assurance that the Company will obtain forgiveness of the PPP Loan in whole or in part. The Company intends to use the proceeds from the PPP Loan for qualifying expenses.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Amendment to Employment Agreement

On April 16, 2020, the Company entered into Amendment No. 2 to Employment Agreement, dated as of April 13, 2018 (as amended, the “Employment Agreement”), which Amendment is effective as of April 1, 2020 (the “Effective Date”), with Michael Zemetra, the Company’s Executive Vice President and Chief Financial Officer (the “Amendment”). Pursuant to the Amendment, Mr. Zemetra’s employment term was extended through April 13, 2022 (the “Term”) at an annual salary of $325,000. In the event the Company consummates during the Term a material acquisition, Mr. Zemetra’s annual salary shall increase to $375,000 beginning on April 1, 2021, and Mr. Zemetra shall be entitled to one-time bonus equal to 50% of his annual salary in effect as of the Effective Date, with such bonus payable in cash and/or shares of the Company’s common stock as determined by the Company’s board of directors or compensation committee thereof. If the Company and/or its subsidiaries consummate during any 12-month period of the Term public and/or private financings of the Company’s securities in an aggregate amount in excess of $35.0 million, Mr. Zemetra shall be entitled to receive a one-time cash bonus of $100,000. Mr. Zemetra was also granted 300,000 restricted stock units of the Company (the “RSUs”). The RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”). 162,500 RSUs shall vest on the 13-month anniversary of the Effective Date (the “Initial Vesting Date”), and the remaining RSUs shall vest thereafter on each successive monthly anniversary of the Initial Vesting Date in an amount of 12,500 RSUs each, with the last tranche to vest on April 13, 2022, subject to Mr. Zemetra’s continued employment with the Company through each applicable vesting date. Each vested RSU shall be settled by delivery to Mr. Zemetra of one share of the Company’s common stock on the first to occur of: (i) the date of a Change of Control (as defined in the Employment Agreement), (ii) the end of the Employment Period (as defined in the Employment Agreement), if so elected by Mr. Zemetra, and (iii) the date of Mr. Zemetra’s death or Disability (as defined in the Employment Agreement). In the event of a Change of Control, if Mr. Zemetra remains employed by the Company through the date immediately before the date of a Change of Control, any unvested RSUs shall vest immediately prior to such event. The RSUs grant will be evidenced by a standard restricted stock units award agreement of the Company that specifies such other terms and conditions in accordance with the 2016 Plan, subject to the terms of the Employment Agreement.

The Amendment also provides that in the event Mr. Zemetra’s employment is terminated by the Company “Without Cause” or by Mr. Zemetra for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), Mr. Zemetra shall be entitled to 12 months of severance and related benefits, and any RSUs that vest as a result of accelerated vesting that Mr. Zemetra may be entitled to as part of his termination benefits shall be settled as set forth in the Employment Agreement and subject to the following additional terms. If Mr. Zemetra receives any vested RSUs as a result of his termination without “Cause” or for “Good Reason”, the vested RSUs shall be subject to a lock-up period of 12 months from the applicable vesting date (the “Lock-Up Period”). During the Lock-Up Period, Mr. Zemetra agreed not to dispose or transfer any RSUs (or any shares of the Company’s common stock underlying the RSUs), subject to certain standard exceptions. Subsequent to the expiration of the Lock-Up Period, for a period of one year, Mr. Zemetra shall not have the right to sell on each trading day more than the greater of (x) 10% of such trading day’s daily trading volume and (y) 10,000 shares, as adjusted for any stock dividend, stock split, combination of shares, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Company’s equity securities occurring after the April 16, 2020 (the “Daily Trading Limit”); provided, that (x) the Daily Trading Limit shall not apply to the Company’s equity securities obtained by Mr. Zemetra in open market transactions and (y) such obligations with regard to the Daily Trading Limit shall terminate upon a Change of Control.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The shares of the Company’s common stock underlying the RSUs, if any, will be issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Forward-Looking Statements

The Company cautions you that this Current Report contains “forward-looking statements.” Statements in this Current Report that are not purely historical are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including, without limitation, statements regarding the use of proceeds from the PPP Loan. These factors include risks and uncertainties as to the Company’s reliance on one key customer for a substantial percentage of the Company’s revenue, the Company’s ability to attract, maintain and increase the number of its users and paid subscribers, identifying, acquiring, securing and developing content, ability to attract and retain users, successfully implementing the Company’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, the outcome(s) of any legal proceedings pending or that may be instituted against the Company, the Company’s ability to generate sufficient cash flow to make payments on its indebtedness, changes in economic conditions, competition, and other risks including, but not limited to, those described in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2019, the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 7, 2020, and the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under Item 1.01 above is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Promissory Note, dated as of April 13, 2020, between the Company and MidFirst Bank.
10.2*	Amendment No. 2 to Employment Agreement, dated as of April 16, 2020 and effective as of April 1, 2020, between the Company and Michael Zemetra.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: April 17, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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